                                                           EXHIBIT 11a

                        BRC HOLDINGS, INC.
                COMPUTATION OF EARNINGS PER SHARE


                                               Three Months Ended June 30,
                                                     1997          1996
Primary:

Income from continuing operations. . . . . .    $ 2,766,000   $ 1,885,000
  Add net interest income earnings on
    investments, net of tax. . . . . . . . .            ---        53,000
Adjusted net income from continuing
  operations . . . . . . . . . . . . . . . .      2,766,000     1,938,000
Income from discontinued operations. . . . .          6,000     2,108,000

Net income . . . . . . . . . . . . . . . . .    $ 2,772,000   $ 4,046,000

Weighted-average number of shares
  outstanding. . . . . . . . . . . . . . . .      6,950,000     6,477,000
Additional weighted-average shares from
  assumed exercise of dilutive stock
  options, net of shares assumed to be
  repurchased with proceeds at average
  market price during the period . . . . . .         93,000       278,000
                                                  7,043,000     6,755,000

Earnings per common and common equivalent
  share:
  Continuing operations. . . . . . . . . . .    $       .39   $       .29
  Discontinued operations. . . . . . . . . .            .00           .31
                                                $       .39   $       .60
Assuming full dilution:

Income from continuing operations. . . . . .    $ 2,766,000   $ 1,855,000
  Add net interest income earnings on
    investments, net of tax. . . . . . . . .            ---        53,000
Adjusted net income from continuing
  operations . . . . . . . . . . . . . . . .      2,766,000     1,938,000
Income from discontinued operations. . . . .          6,000     2,108,000

Net income . . . . . . . . . . . . . . . . .    $ 2,772,000   $ 4,046,000

Weighted-average number of shares
  outstanding. . . . . . . . . . . . . . . .      6,950,000     6,477,000
Additional weighted-average shares from
  assumed exercise of dilutive stock
  options, net of shares assumed to be
  repurchased with proceeds at average
  market price during the period . . . . . .        158,000       278,000
                                                  7,108,000     6,755,000

Earnings per share assuming full dilution:
  Continuing operations. . . . . . . . . . .    $       .39   $       .29
  Discontinued operations. . . . . . . . . .            .00           .31
                                                $       .39   $       .60

                                                            EXHIBIT 11b
                        BRC HOLDINGS, INC.
                COMPUTATION OF EARNINGS PER SHARE

                                                Six Months Ended June 30,
                                                     1997         1996
Primary:

Income from continuing operations. . . . . .    $ 4,632,000   $ 4,085,000
  Add net interest income earnings on
    investments, net of tax. . . . . . . . .            ---       101,000
Adjusted net income from continuing
  operations . . . . . . . . . . . . . . . .      4,632,000     4,186,000
Income (loss) from discontinued
  operations . . . . . . . . . . . . . . . .       (781,000)    3,016,000

Net income . . . . . . . . . . . . . . . . .    $ 3,851,000   $ 7,202,000

Weighted-average number of shares
  outstanding. . . . . . . . . . . . . . . .      7,053,000     6,466,000
Additional weighted-average shares from
  assumed exercise of dilutive stock
  options, net of shares assumed to be
  repurchased with proceeds at average
  market price during the period . . . . . .        145,000       278,000
                                                  7,198,000     6,744,000

Earnings (loss) per common and common
  equivalent share:
  Continuing operations. . . . . . . . . . .    $       .64   $       .62
  Discontinued operations. . . . . . . . . .           (.11)          .45
                                                $       .53   $      1.07

Assuming full dilution:

Income from continuing operations. . . . . .    $ 4,632,000   $ 4,085,000
  Add net interest income earnings on
    investments, net of tax. . . . . . . . .            ---       101,000
Adjusted net income from continuing
  operations . . . . . . . . . . . . . . . .      4,632,000     4,186,000
Income (loss) from discontinued
  operations . . . . . . . . . . . . . . . .       (781,000)    3,016,000

Net income . . . . . . . . . . . . . . . . .    $ 3,851,000   $ 7,202,000

Weighted-average number of shares
  outstanding. . . . . . . . . . . . . . . .      7,053,000     6,466,000
Additional weighted-average shares from
  assumed exercise of dilutive stock
  options, net of shares assumed to be
  repurchased with proceeds at average
  market price during the period . . . . . .        161,000       278,000
                                                  7,214,000     6,744,000
Earnings (loss) per share assuming full
 dilution:
  Continuing operations. . . . . . . . . . .    $       .64   $       .62
  Discontinued operations. . . . . . . . . .           (.11)          .45
                                                $       .53   $      1.07